EXHIBIT 23.1

CONSENT OF KESSELMAN & KESSELMAN CPAs (ISR), INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Third Amended and Restated 2000 Employee and Consultant Equity Incentive Plan of Vyyo Inc. (the “Company”) of our report dated February 9, 2005 relating to the financial statements of the Company, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Kesselman & Kesselman CPAs (ISR),

     a member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 16, 2005